SERVICE AGREEMENT

          Agreement made this 31st day of October, 2000, between Brandywine Blue Fund, Inc., a Maryland corporation on behalf of Brandywine Advisors Fund (the "Fund"), and Fiduciary Management, Inc., a Wisconsin corporation ("Fiduciary").


                              W I T N E S S E T H :

          WHEREAS, the Fund is registered with the Securities and Exchange Commission under the Investment Company Act of 1940 (the "Act") as an open-end management investment company; and

          WHEREAS, the Fund desires to retain Fiduciary to perform certain management-related services as further provided herein, and Fiduciary desires to perform such services for the Fund.

          NOW, THEREFORE, the Fund and Fiduciary do mutually promise and agree as follows:

          1. Employment. The Fund hereby employs Fiduciary to perform the management-related services set forth in Section 2 hereof for the period and on the terms set forth in this Agreement. Fiduciary hereby accepts such employment for the compensation herein provided and agrees during such period to render the services and to assume the obligations herein set forth.

          2. Management-Related Services. Fiduciary shall perform the following management-related services for the Fund:

          (a) Prepare and maintain the books, accounts and other documents specified in Rule 31a-1 under the Act, in accordance with the requirements of Rule 31a-1 and Rule 31a-2 under the Act;

          (b) Calculate the Fund's net asset value in accordance with the provisions of the Articles of Incorporation, Bylaws and Registration Statement of Brandywine Blue Fund, Inc.;

          (c) Respond to stockholder inquiries forwarded to it by the Fund;

          (d) Prepare the financial statements contained in reports to stockholders of the Fund;

          (e) Prepare tax returns;

          (f) Prepare reports to and filings with the Securities and Exchange Commission (other than the Registration Statement on Form N-1A of Brandywine Blue Fund, Inc.);

          (g) Prepare reports to and filings with state Blue Sky authorities;
     and

          (h) Perform such other services as may be agreed to by Fiduciary and the Fund.

          Fiduciary shall not act, and shall not be required to act, as an investment adviser to the Fund and shall not have any authority to supervise the investment or reinvestment of the cash, securities or other property comprising the Fund's assets or to determine what securities or other property may be purchased or sold by the Fund. Fiduciary shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund. Fiduciary agrees that all books, accounts and other documents prepared and maintained by it pursuant to this
Section 2 are the property of the Fund and will be surrendered to the Fund promptly on request.

          3. Expenses. Fiduciary, at its own expense and without reimbursement from the Fund, shall furnish office space, and all necessary office facilities, equipment and executive personnel for performing the services required to be performed by it under this Agreement. The Fund shall pay the fees of counsel or independent public accountants reviewing or assisting in the preparation of the reports or financial statements referred to in Section 2 hereof.

          4. Compensation of Fiduciary. For the services to be rendered by Fiduciary hereunder, the Fund shall pay to Fiduciary an annual fee of $20,000, payable in equal monthly installments. The parties agree to review the fees paid to Fiduciary on April 1, 2001 and thereafter immediately prior to the beginning of each succeeding fiscal year of the Fund, and modify the fee payments as they may mutually agree.

          5. Exclusivity. The services of Fiduciary to the Fund hereunder are not to be deemed exclusive and Fiduciary shall be free to furnish similar services to others as long as the services hereunder are not impaired thereby.

          6. Liability. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of Fiduciary, Fiduciary shall not be subject to liability to the Fund, the Fund's investment adviser or to any stockholder of the Fund for any act or omission in the course of, or connected with, rendering services hereunder.


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

          7. Amendments and Termination. This Agreement may be amended by the mutual consent of the parties. This Agreement may be terminated at any time, without the payment of any penalty, by the board of directors of the Fund or by Fiduciary upon the giving of ninety (90) days' written notice. Upon any such termination Fiduciary shall deliver to the Fund all books, accounts and other documents then maintained by it pursuant to Section 2 hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day first above written.

FIDUCIARY MANAGEMENT, INC.              BRANDYWINE BLUE FUND, INC.


By:                                     By:
   --------------------------------        -----------------------------------
   Name:                                   Name:
        ---------------------------             ------------------------------
   Title:                                  Title:
         --------------------------             ------------------------------


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
                                                                October 31, 2000



Fiduciary Management, Inc.
225 East Mason Street
Milwaukee, WI  53202

Gentlemen:

          Pursuant to Section 2(h) of the Service Agreement dated October 31, 2000, you are hereby authorized to perform the following ministerial services in connection with Brandywine Advisors Fund's (the "Fund") investment in commercial paper master notes and repurchase agreements purchased through Firstar Bank, N.A. Prior to 10:30 a.m. on each day the New York Stock Exchange is open for trading you will review the activity account statement for the Fund for the previous business day provided to you by Firstar Bank, N.A. and a list of the securities transactions to be settled by the Fund on such date. Such list of securities transactions will be compiled by you from information supplied to you by the Fund's investment adviser.

          After reviewing such list and statement you will subtract [the sum obtained by adding (the purchase price and related commissions and expenses to be paid by the Fund in connection with all purchases of securities by the Fund to be settled on such date) to (the amounts to be paid to honor redemption requests, if any, received by Firstar Mutual Fund Services, LLC on the previous business day)] from [the sum obtained by adding (the proceeds to be received from all sales of securities of the Fund to be settled on such date) to (the amounts received pursuant to all purchase orders, if any, received by Firstar Mutual Fund Services, LLC on the previous business day)].

          The Fund's investment adviser has determined that if the result of such subtraction is a positive number, the remainder shall be invested to the extent allowed by the Fund's prospectus in the commercial paper master notes or repurchase agreements then offered by Firstar Bank, N.A. bearing the highest rates of interest. In the event that one or more commercial paper master notes bear the same rate of interest, the order of preference in investing shall be based on the assets of the issuers, with the issuer having the most assets being given the highest preference. Investments in the commercial paper master notes of any issuer may not exceed 5% of the Fund's total assets on the date of purchase.

          The Fund's investment adviser has determined that if the result of such subtractions is a negative number, the deficiency shall be obtained by selling the commercial paper master notes or repurchase agreement then held by the Fund bearing the lowest rates of interest. In the event that one or more commercial paper master notes bear the same rate of interest, the order of preference in selling shall be the inverse of the order set forth in the preceding paragraph.

          You are instructed to notify Firstar Bank, N.A. each day prior to 10:30 a.m. of the commercial paper master notes or repurchase agreement to be purchased and sold by the Fund as determined above.

          If the amount to be invested exceeds the amount which can be invested as provided above, you will so inform the Fund's investment adviser who will tell you how the excess should be invested.

          These instructions will remain in effect unless and until you are notified by the Fund's investment adviser to the contrary.

                                        Very truly yours,

                                        BRANDYWINE BLUE FUND, INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                --------------------------------



Accepted and agreed to by:


FIDUCIARY MANAGEMENT, INC.


By
   -------------------------------------
   Name:
        --------------------------------
   Title:
        --------------------------------



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